Exhibit 3.(ii)
                                     BYLAWS

                                       of

                         ENVIRONMENTAL DIAGNOSTICS, INC.
                            (a Delaware corporation)

                                    ARTICLE I

                                     Offices

         1. The principal office of the corporation shall be at 229 South State Street, in the City of Dover, County of Kent, State of Delaware, and the name of the resident agent in charge thereof is The Prentice-Hall Corporation System, Inc.

         2. The corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation may require.

                                   ARTICLE II

                              Stockholders' Meeting

         1. The annual meeting of the stockholders of the corporation shall be held at the offices of the corporation in the City of Burlington and State of North Carolina, or at such other place within or without the State of North Carolina as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. The annual meeting of stockholders shall be held on the 15th day of June of each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday) at 1:30 o'clock P.M. or on such other date or time as may be determined by the Board of Directors.

         At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice is given of the date of the meeting, either by mailing

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such  notice  to  stockholders  or by prior  public  disclosure,  notice  by the stockholder, to be timely, must be so received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the annual meeting was mailed or (ii) the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not brought before the meeting properly and in accordance with the provisions of this Section 1; and if he should so determine and declare, any such business not properly brought before the meeting shall not be transacted.

         Only persons who are nominated in accordance with the procedures set forth in this Section 1 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 1. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice, in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice is given of the date of the meeting, either by mailing such notice to stockholders or by prior public disclosure, notice by the stockholder, to be timely must be so received not later than the close of business on the 10th day following the earlier (i) of the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation, if any, which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and (b) as to the stockholder giving the notice, (i) the name and address as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholders. At the request of the Board of Directors, any person

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nominated by the Board of Directors, for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 1. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws; and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. [Amended effective July 12, 1988.]

         2. Special meetings of the stockholders shall be held at the principal office of the corporation in the State of Delaware, or at such other place within or without the State of Delaware as may be designated in the notice of said meetings, upon call of the Board of Directors. [Amended effective July 12, 1988.]

         3. Notice of the purpose or purposes and of the time and place within or without the State of Delaware of every meeting of stockholders shall be given by the Chairman of the Board or the President or the Secretary or an Assistant Secretary either personally or by mail or by telegraph or by any other lawful means of communication not less than ten nor more than fifty days before the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no publication of any notice of meeting of stockholders shall be required to be given any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive notice in writing or by telegraph, cable, radio, or wireless either before or after such meeting. Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the corporation shall not be required to be given.

         4. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by statute or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

         5. Meetings of the stockholders shall be presided over by the Chairman of the Board. If there shall be no Chairman of the Board or if he is not present, meetings of stockholders shall be presided over by the President. If either of such officers are not present, meetings of the stockholders shall be presided over by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The

Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

         6. Except as otherwise provided in the Bylaws, the Certificate of Incorporation, or in the laws of the State of Delaware, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation at the time of such meeting. Any vote on shares of stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting. Except as otherwise required by statute, by the Certificate of Incorporation or these Bylaws, all matters coming before any meeting of the stockholders, including the election of directors, shall be decided by a majority vote of the stockholders of the corporation present in person or by proxy at such meetings and entitled to vote thereat, a quorum being present. At all elections of directors the voting may but need not be by ballot. [Amended effective July 12, 1988.]

         7. A complete list of the stockholders entitled to vote at the ensuing election of directors, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the Secretary or other officer of the corporation having charge of the stock ledger. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at a place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         8. At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office becomes vacant, the stockholders present at the meeting, by a per capita vote, may choose temporary inspectors of the number required.

                                   ARTICLE III
                                    Directors

         1. The property, affairs and business of the corporation shall be managed by its Board of Directors consisting of not less than three (3) nor more than twelve (12) persons. The exact number of directors within the maximum and minimum limitations specified shall be fixed from time to time by resolution of the Board of Directors. Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders by plurality vote and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. Directors need not be stockholders.

         2. Meetings of the Board of Directors shall be held at such place within or outside the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman of the Board or the President or a majority of the directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than one day before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without prior notice if all of the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

         3. A majority of the members of the Board of Directors then acting, but in no event less than three (3) directors, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

         4. In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, increase in the number of directors or otherwise except insofar as otherwise provided in these Bylaws, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

         5. At any special meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for election of directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

         6. The corporation shall indemnify any person made a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, against expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation except as otherwise provided by law or in the Certificate of Incorporation of the corporation. The corporation shall indemnify any person made or threatened to be made a party to an action or proceeding other than one of the type referred to in the foregoing, whether civil or criminal, including, without limitation, an action by or in the right of any other corporation which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate was a director or officer of the corporation or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The termination of any such civil criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act in good faith for a purpose which he reasonably believed to be in the best interest of the corporation or that he had reasonable cause to believe that his conduct was unlawful. Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law or any Bylaw, agreement, vote of stockholders, provision of the Certificate of Incorporation or otherwise.

         7. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the of Directors or of the committee, as the case may be, and written consent is filed with the minutes of proceedings of Board of Directors or the committee.

         8. Directors may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees, and others who attend pursuant to direction, may, by vote of the Board of Directors, be allowed a like fixed sum and expenses of attendance for attending committee meetings.

                                   ARTICLE IV

                                    Officers

         l. The officers of the corporation shall be chosen by the Board of Directors at its first meeting after the election of the directors by the stockholders and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. From time to time the Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any number of offices, except the offices of President and Secretary, may be held by the same person. The Chairman of the Board, if such officer exists, and the President shall be chosen from among the directors.

         2. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         3. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meeting of security holders of the corporations in which the corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities, in which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.

                                    ARTICLE V

                               Duties of Officers

         l. The Chairman of the Board shall chair the meetings of the Board of Directors and shall have such other duties and powers as may be assigned to him from time to time by the Board of Directors and shall preside at all meetings of the stockholders and Board of Directors.

         2. The President shall be chief executive officer of the corporation and as such shall have general and active direction of the management and supervision of the business operations of the corporation subject to any limitations imposed by the Board of Directors. He shall have such other duties and powers as may be assigned to him from time to time by the Board of Directors and shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and Board of Directors.

         3. During the absence or disability of the President, the Vice Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

         4. The Treasurer shall have the custody of all the funds and securities of the corporation. When necessary or proper he shall endorse on behalf of the corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank, or banks, or depositories as may be designated by the Board of Directors, or by any officer acting under authority conferred by the Board of Directors. He shall enter regularly in books to be kept for purpose a full and accurate account of all monies received and paid by him on account of the corporation. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall at all reasonable times exhibit his books and accounts to any director of the corporation upon application at the office of the corporation during business hours and he shall perform all things incident to the position of Treasurer, subject to the control of the Board of Directors. He shall give bond for the faithful discharge of his duties if the Board of Directors so require. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

         5. The Assistant Treasurers, in the order of their seniority, shall, in the absence of or disability of the Treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the Board of Directors shall prescribe.

         6. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for other committees when so required. He shall give, or cause to be given, notice of all meetings of stockholders and the Board of Directors and of committees and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the corporation and affix the same to any instrument whose execution has been authorized. He shall be sworn to the faithful discharge of his duties. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

         7. The Assistant Secretaries, in the order of their seniority, shall, in the absence of or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board or Directors shall prescribe.

         8. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any director or any other person whom it may select.

                                   ARTICLE VI

                              Certificates of Stock

         1. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board may from time to time prescribe.

         Except as otherwise required by law, transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

         The certificates of stock shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of the Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

         2. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         If no record date is fixed:

         The record date for determining stockholders entitled to notice of or to vote at a meeting or stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

         3. No certificate for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

         4. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         5. The books, accounts and records of the corporation, except as may otherwise be required by statute, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the books, accounts and records of the corporation, or any of them, other than the stock ledger, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book, account of record of the corporation except as conferred by statute or by resolution of the Board of Directors.

                                   ARTICLE VII

                                 Corporate Seal

         The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and its state of incorporation, and in the center shall be inscribed the words, "Corporate Seal".

                                  ARTICLE VIII

                                   Amendments

         The Bylaws of the corporation shall be subject to alteration, amendment or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat a quorum being present, provided that notice of such proposed action shall have been given in the call for the meeting, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board of Directors.

                                   ARTICLE IX

                                   Fiscal Year

         The fiscal year of the corporation shall end on the last day of December in each year.